Exhibit 10.2

                      RESIGNATION AND CONSULTING AGREEMENT


                  THIS RESIGNATION AND CONSULTING AGREEMENT (this "Agreement"), dated as of June 10, 2005, by and between PROTOCALL TECHNOLOGIES INCORPORATED, a Nevada corporation having its principal executive office located at 47 Mall Drive, Commack, New York 11725 (the "Company"), and BRUCE NEWMAN, an individual residing at 24 The Chase, St. James, New York 11780 ("Consultant").

                               W I T N E S S E T H

                  WHEREAS, the Company and Consultant are parties to an Employment Agreement, dated July 19, 2004 (the "Employment Agreement"), pursuant to which Consultant was employed as President and Chief Executive Officer of the Company on the terms and conditions set forth therein;

                  WHEREAS, each of the Company and Consultant desire to terminate the Employment Agreement pursuant to Section 7(e) of said Employment Agreement in accordance with the terms and conditions set forth herein; and

                  WHEREAS, each of the Company and Consultant desire to enter into a consulting arrangement pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intended to be legally bound hereby, the parties hereby agree as follows:

         1. Termination of Employment Agreement. Pursuant to Section 7(e) of the Employment Agreement, the Employment Agreement and Consultant's employment pursuant thereto as President and Chief Executive Officer of the Company is hereby terminated, effective as of June 10, 2005 (the "Agreement Termination Date"), and Consultant agrees to resign as a member of the Company's Board of Directors effective July 1, 2005; provided, however, that the Company will continue to recognize Consultant as the Founder of the Company. In connection with such termination, Consultant shall deliver to the Board of Directors of the Company his signed resignation, a copy of which is attached as Exhibit A hereto.

         2. Release and Waiver of Payments.

                  (a) The parties hereto hereby agree that, notwithstanding anything to the contrary contained in the Employment Agreement and except as specifically set forth in this Agreement, Consultant hereby grants to the Company a general release from (i) any and all obligations under the Employment Agreement (including, but not limited to, the payment of or with regard to any accrued but unpaid salary and incentive compensation (including, but not limited to, any obligations to Consultant included as deferred officers' compensation in the Company's audited financial statements), any severance or termination benefits (as described in Sections 7(e) and 7(f) of the Employment Agreement), any accrued but unpaid vacation pay and sick pay, and any payment resulting from a change of control (as described in Section 7(g) of the Employment Agreement)) and (ii) claims, actions, causes of action, debts, agreements, promises, damages and demands whatsoever in law or at equity, which Consultant ever had, now has or hereafter can, shall or may have against the Company for, upon or by reason of, any matter whatsoever from the beginning of Consultant's relationship with the Company to the date hereof, including, but not limited to, any and all claims Consultant has or may have relating to, or arising out of the employment of Consultant with the Company, the termination of his employment, wrongful termination, age discrimination, defamation, harassment, discrimination, discharge in violation of public policy and/or violation of any federal, state or local laws, including without limitation, the Age Discrimination in Employment Act, as amended, the Older Workers Benefits Protection Act, the Fair Employment and Housing Act, the Americans with Disabilities Act and Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, the Labor-Management Relations Act, as amended, the Worker Adjustment and Retraining Notification Act of 1988, as amended, the Rehabilitation Act of 1973, as amended, the Equal Pay Act, the Pregnancy Discrimination Act, the Employee Retirement Income Security Act of 1974, as amended, the Family Medical Leave Act of 1993, the New York State Human Rights Law or any other federal, state or local employee relations statute.

                  (b) The parties hereto hereby agree that, notwithstanding anything to the contrary contained in the Employment Agreement, and except for any unlawful conduct of Consultant while an employee of the Company and except as specifically set forth in this Agreement, the Company hereby grants to Consultant a general release from (i) any and all obligations under the Employment Agreement and (ii) claims, actions, causes of action, debts (including but not limited to certain outstanding loans and advances to Consultant from the Company which do not exceed $558,318), agreements, promises, damages and demands whatsoever in law or at equity, which the Company ever had, now has or hereafter can, shall or may have against Consultant for, upon or by reason of, any matter whatsoever from the beginning of Consultant's relationship with the Company to the date hereof, including, but not limited to, any and all claims the Company has or may have relating to, or arising out of the employment of Consultant with the Company and the termination of his employment.

                  (c) Notwithstanding anything to the contrary contained herein, the Company shall be obligated:

                           (i) to reimburse Consultant for all other ordinary
and necessary business expenses incurred by Consultant in accordance with prior practice, and not otherwise previously reimbursed to Consultant, prior to the Agreement Termination Date, which shall not exceed Five Thousand Dollars ($5,000); and

                           (ii) commencing on the Agreement Termination Date and
continuing for fifteen (15) months after the Agreement Termination Date or, if sooner, the termination of this Agreement by the Company in accordance with Section 11 hereof, to continue to provide Consultant with the same level of health and other insurance benefits that he received pursuant to the Employment Agreement (pursuant to which, the Company may elect to pay Consultant an amount per month toward all Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") premiums paid by Consultant for COBRA medical coverage which, in accordance with applicable federal labor law, starts on the Agreement Termination Date, or, in lieu thereof, the Company, in its sole discretion, may elect to provide such medical coverage directly to Consultant; and all payments due under this subsection shall be made on a monthly basis, or more often in the sole discretion of the Company, commencing within thirty (30) days after the Agreement Termination Date); and

                           (iii) to honor all outstanding stock options to
purchase shares of common stock of the Company under the terms of the agreements awarding such stock options, as modified by Paragraph 5 of the Salary Adjustment Agreement, dated as of July 31, 2002, by and between the Company and Consultant (hereinafter, "the Salary Adjustment Agreement"), (such stock options are identified on Exhibit B hereto, which the Company acknowledges accurately reflects the fully-vested stock options granted by the Company to Consultant); and the Company intends to register on Form S-8 its plan interests under stock option plans, which would include the stock options previously granted to Consultant under such plans, and the Company will take no action to exclude the stock options of Consultant in such registration; and

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

                           (iv) to honor the Indemnification Agreement, dated
July 22, 2004, by and between the Company and Consultant relating to the Consultant's prior service as an officer and director of the Company; and

                  (v) to honor the terms of Paragraphs 5 and 7 of the Salary Adjustment Agreement.

                  (d) Commencing on the Agreement Termination Date and continuing for fifteen (15) months after the Agreement Termination Date or, if sooner, the termination of this Agreement by the Company in accordance with
Section 11 hereof, Consultant agrees not to sell more than the lesser of (i) two thousand (2,000) shares of common stock of the Company ("Common Stock") in any given day or (ii) six thousand (6,000) shares of Common Stock in any given week; provided, however, that any such sales remain subject to the provisions of that certain lock-up agreement executed in connection with the reverse merger transactions completed on July 22, 2004.

                  (e) The Company will permit Consultant to use the computer previously provided to him by the Company during the term of this Agreement and to assign and transfer such computer to Consultant as of the Expiration Date.

         3.       Consulting Services.

                  (a) The Company agrees to and does hereby engage Consultant, and Consultant hereby agrees, to provide the Services (as hereinafter defined) for the Company, pursuant to the terms and provisions set forth in Sections 3 through 11 of this Agreement (the "Consulting Arrangement").

                  (b) Consultant shall make himself available at all reasonable times to consult with the Company on such matters concerning the affairs of the Company as the Company may request from time to time. Consultant's obligation to perform services hereunder shall not preclude Consultant from engaging for compensation or otherwise in any business, employment, occupation, profession or other activity (either as an employee or on his own behalf) not prohibited by
Section 8 hereof. The Consultant shall devote to the Company only such time as may be necessary in order to perform his obligations hereunder and shall have the sole discretion as to the form, manner and place in which advice shall be given and other services rendered. It is expressly understood that the inability of the Consultant to render services to the Company by reason of absences, or temporary or permanent illness, disability or incapacity of the Consultant or for any other reasonable cause, shall not constitute a failure by him to perform his obligations hereunder and shall not be deemed a breach or default by him hereunder.

         4. Term. The term of the Consulting Arrangement shall begin on the business day next following the Agreement Termination Date and shall have a term of fifteen (15) months (the "Term"), such that the Consulting Arrangement expires on the date that is fifteen (15) months after the Agreement Termination Date, unless renewed or terminated earlier pursuant to the provisions of this Agreement (the "Expiration Date").

         5. Services to be Provided.

                  (a) During the Term, Consultant shall act as a consultant to the Company, serving as an independent contractor and providing advisory and consulting services and such other functions of a similar nature as may be requested of Consultant by the Company (the "Services"). The Services shall be performed at such place or places that are appropriate and are agreed to by Consultant and the Company, but Consultant will not have a permanent office at the Company.

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

                  (b) During the Term, Consultant shall at all times perform his services as an independent contractor, it being understood and agreed that Consultant shall devote such time as is reasonably necessary to the performance of his duties and shall not, without the written consent of the Company, render to others any service of any kind if such other service or activities would in any way be in violation of the terms of Sections 8 and 9 hereof.

                  (c) Consultant shall not be an employee of the Company for any purposes, including, but not limited to, for purposes of any tax or contribution levied by the Federal Insurance Contributions Act, the Social Security Act, the Federal Employment Tax Act and the Federal Income Tax Withholding Act or any corresponding law of any country, state or locality with respect to employment or compensation, and Consultant hereby accepts exclusive and full liability for any such taxes or contributions. Except as provided for in Section 2(c)(ii), Consultant shall not be entitled to any employee benefits or privileges (including, but not limited to, medical or other insurance, holidays, vacation or sick pay.

                  (d) During the Term, Consultant shall be free to pursue and enter into other consulting or employment arrangements with third parties; provided, however, that Consultant shall abide by the covenants of Sections 8 and 9, below, in the course of discussing, negotiating, entering into or performing under any and all such arrangements. Consultant shall not be required to mitigate the amount of any payment provided to Consultant hereunder by seeking other employment, consulting or otherwise. In addition, no amounts due to Consultant hereunder shall be reduced or offset by any compensation whatsoever received by Consultant from any other permitted employment or consulting of Consultant.

         6. Limited Authority. Consultant shall not hold himself out directly or indirectly, as having any independent right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of or binding upon, the Company, or to pledge the Company's credit, or to extend credit in the Company's name.

         7. Consulting Fee.

                  (a) During the Term, Consultant shall receive as total consideration for his providing Services under this Agreement, advisory and consulting fees (the "Fixed Fees") of Sixteen Thousand Two Hundred and Fifty Dollars ($16,250) per month, which shall be payable in twice-monthly installments in accordance with the standard payroll practices of the Company in effect from time to time.

                  (b) Provided prior written approval of the Company's President or Chief Executive Officer is obtained for any expenses totalling more than $100 per month, the Company shall reimburse Consultant for all documented ordinary, necessary and reasonable business expenses incurred by Consultant in connection with providing the Services under this Agreement. Reimbursement shall be made as soon as practicable after Consultant submits an itemized statement setting forth the expenses, together with appropriate supporting documents, such as copies of receipts evidencing the amounts expended.

         8. Non-Competition; Non-Solicitation; Non-Disparagement.

                  (a) From the date hereof until one (1) year after the Expiration Date, Consultant will not (i) directly or indirectly own any equity or proprietary interest in (except for ownership of shares in the Company or any other publicly-traded company not exceeding five percent (5%) of any class of outstanding securities), or be an executive, agent, director, advisor or consultant to or for any corporation (other than the Company), business enterprise or any person engaged or contemplated to be engaged anywhere in the United States of America whether on his own behalf or on behalf of any person other

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

than the Company, in the developing and marketing a proprietary system which enables retailers to produce fully packaged digital media, on demand, at their stores and at their website fulfillment centers and other types of activities being performed or contemplated by the Company and known to the Consultant as of August 1, 2005, and Consultant will not assist in, manage or supervise any of the foregoing activities; (ii) undertake any action to induce or cause any customer or client of the Company to discontinue any part of its business with the Company; (iii) cause, induce or in any way facilitate the employment by any other persons or organization of any executive of or consultant to the Company (provided that this covenant shall become operative only upon the termination of Consultant's employment); or (iv) take or assist directly or indirectly in the taking, by action as consultant to a third party or otherwise of any position on any matter involving the Company and pending before any state or other public agency, when such position is adverse to the position being promoted by or such agency at the time by the Company.

                  (b) Consultant shall not denigrate or disparage the Company in the future, and the Company and its officers and directors shall not denigrate or disparage Consultant.

         9. Nondisclosure of Confidential and Proprietary Information. During the time that Consultant is an employee, consultant and thereafter (the "Relationship"), Consultant agrees to the following:

                  (a) Consultant acknowledges that, during the term of this Relationship, Consultant will have access to and possession of trade secrets, confidential information and proprietary information (collectively, as defined more extensively below, "Confidential Information") of the Company, its subsidiaries and affiliates and their respective clients. Consultant recognizes and acknowledges that this Confidential Information is valuable, special and unique to the Company's business, and that access to and knowledge thereof are essential to the performance of Consultant's duties to the Company. During the term of this Relationship and thereafter, Consultant will keep secret and will not use or disclose to any person or entity other than the Company, in any fashion or for any purpose whatsoever, any Confidential Information relating to the Company or its customers or clients except at the request or the Company.

                  (b) The term "Confidential Information," includes, but is not limited to, information written, in digital form, in graphic form, electronically stored, orally transmitted or memorized concerning:

                           (i) the Company's business or operations, plans,
strategies, portfolio, prospects or objectives;

                           (ii) the Company's structure, products, product
development, technology, distribution, sales, services, support and marketing plans and practices;

                           (iii) the prices, costs and details of the Company's
services;

                           (iv) research and development, new products or
licenses;

                           (v) trade secrets, proprietary information, trade and
service marks, inventions, ideas, processes, formulas, source and object codes, data, programs, technology, writings, software programs, other works of authorship, know-how, discoveries, developments, designs, schematics, manuals, drawings, techniques, employee suggestions, development tools, computer printouts and improvements;

                           (vi) clients and client lists (including, without
limitation, the identities of clients, names, addresses, contact persons and the clients' business status or needs);

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

                           (vii) information regarding the skills, compensation
and benefits of other employees of the Company;

                           (viii) financial records, unpublished financial
statements, financial condition, results of the Company's operations and related information about the Company; and

                           (ix) any other financial, commercial, business or
technical information related to any of the products or services developed, sold or marketed by the Company or its customers or clients.

                  The term "Confidential Information" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by Consultant or his agents, or (ii) becomes available to Consultant on a non-confidential basis from a source other than the Company or its representatives or agents, provided that the source is not bound by a confidentiality agreement with the Company or its representatives or agents or otherwise prohibited from transmitting the information to Consultant by a contractual, legal or fiduciary obligation.

                  (c) Consultant further recognizes that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with work for the Company, Third Party Information unless expressly authorized by the Company in writing.

                  (d) Consultant further agrees to store and maintain all Confidential Information in a secure place. At the termination of the Relationship or earlier at the request of the Company, Consultant agrees to deliver all records, data, information and other documents produced or acquired during the term of this Relationship, and all copies thereof, to the Company. Such material at all times will remain the exclusive property of the Company, unless otherwise agreed to in writing by the Company. Upon termination of the Relationship, Consultant agrees to make no further use of any Confidential Information on his own behalf or on behalf of any other person or entity other than the Company.

         10. Independence of Covenants; Survival of Consulting Terms. Consultant's covenants in Sections 8 and 9 of this Agreement shall be construed as independent of any other provision of this Agreement, and the existence of any claim or cause of action of Consultant against the Company whether for nonperformance or breach of this Agreement, and whether predicated on this Agreement or otherwise, shall not excuse breach by Consultant of any provision of this Section 10, nor shall it constitute a defense to the enforcement by the Company of any of these provisions. The provisions of this Section 10 and the provisions of Sections 8 and 9 shall survive any termination of this Agreement; provided, however, in the event that this Agreement is terminated by the Consultant pursuant to Section 11(b) below as a result of a material breach hereof by the Company, the Consultant shall be excused from the non-competition and non-solicitation provisions of Section 8(a) of this Agreement

         11. Termination of Agreement.

                  (a) The provisions of the Consulting Arrangement and all mutual liabilities and obligations between the Company and Consultant pursuant to such Consulting Arrangement shall cease and terminate upon the earliest of the events specified below:

                           (i) At the end of the Term;

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

                           (ii) By the Company, for "Cause," that is, if the
Company's Board of Directors finds, in its reasonable discretion, that Consultant has committed fraud in connection with the conduct of the Company's business, or upon Consultant's commission of a felony or a crime involving moral turpitude, whether relating to Consultant's Services hereunder or otherwise;

                           (iii) Upon Consultant's engagement in activities in
violation of Sections 8 and 9 of this Agreement; or

                           (iv) Upon the voluntary termination by Consultant, in
which event Consultant shall give the Company at least 30 days' written notice.

                  (b) In the event of a material breach by the Company which, if capable of being cured, is not cured within thirty (30) business days following the receipt of written notice thereof by the Company from the Consultant, Consultant may terminate this Agreement.

                  (c) Upon and after any termination of this Agreement, unless otherwise superseded by any written agreement entered into in connection with such termination, Consultant shall be entitled to receive, as and when such payments would otherwise become due hereunder, any and all unpaid expense reimbursements owing to Consultant through the effective date of termination. Such payments (if any) shall constitute all amounts to which Consultant shall be entitled upon and after termination of this Agreement except under a termination pursuant to Section 11(b). If Consultant terminates this Agreement pursuant to
Section 11(b) and Consultant has not breached this Agreement, then irrespective of the release granted to the Company pursuant to Section 2 of this Agreement, Consultant may seek damages from the Company for any amounts that Consultant alleges may be due him under the Employment Agreement (less any amounts that have been paid to Consultant to date under this Agreement); provided, however, that in such event the Company shall also be able to seek damages from Consultant under the Employment Agreement irrespective of the release granted to Consultant pursuant to Section 2 of this Agreement, and each party shall bear its own expenses (including legal expenses) in any such action.

                  (d) The Company shall pay Consultant whether or not the Company has called upon Consultant for Services. Notwithstanding the foregoing, in the event that this Agreement is terminated as set forth in Section 11(a) of this Agreement, the Company shall only be liable for payment of the pro rata share of the Fixed Fees due for the month in which such termination occurs.

         12. Survival of Payment Obligations. The parties hereto acknowledge and agree that all rights under this Agreement shall, (i) in the event of Consultant's death, accrue to the benefit of and be paid to Consultant's estate, heirs or assigns and (ii) in the event of Consultant's disability, accrue to the benefit of and be paid to Consultant.

         13. Equitable Remedies. The parties hereto hereby acknowledge and agree that a breach by any party hereto of any provision of this Agreement will cause the non-breaching parties irreparable injury for which there is no adequate remedy at law. Accordingly, the parties hereto expressly agree that, in the event of any such breach or any threatened breach hereunder, directly or indirectly, the non-breaching parties shall be entitled, in addition to any and all other remedies available, to seek and obtain injunctive and/or other equitable relief to require specific performance of or prevent, restrain and/or enjoin a breach of the provisions of this Agreement.

         14. Governing Law. The validity and construction of this Agreement or any of its provisions will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. Each of the parties hereto submits to the exclusive jurisdiction of the United States District Court for the Eastern District of New York located in New York, New York, or if

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

such court lacks subject matter jurisdiction, to the jurisdiction of the Supreme Court of the State of New York, County of Suffolk. Each of the parties hereto specifically waives any objection that it may otherwise have to the jurisdiction or venue of any such Courts or that such Courts are an inconvenient forum and acknowledges that service of process may be made by mailing a copy thereof in accordance with the provisions of Section 16(f).

         15. Indemnification.

                  (a) Consultant hereby indemnifies and agrees to defend and hold harmless the Company, to the fullest extent permitted by Nevada law, from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the Services performed by Consultant under this Agreement. Consultant's obligations under this Section 15 hereof shall survive the termination, for any reason, of this Agreement.

                  (b) The Company hereby indemnifies and agrees to defend and hold harmless Consultant, to the fullest extent permitted by Nevada law, from and against any and all claims, demands and actions, and any liabilities, damages or expenses resulting therefrom, including court costs and reasonable attorneys' fees, arising out of or relating to the Company's breach of this Agreement. The Company's obligations under this Section 15 hereof shall survive the termination, for any reason, of this Agreement.

         16.      Miscellaneous Provisions.

                  (a) Consultant acknowledges that he is entering into this Agreement freely, knowingly and voluntarily, with a full understanding of its terms, and has had sufficient time to consider the terms of this Agreement.

                  (b) This Agreement shall not be modified or amended except by a writing signed by each of the Company and Consultant.

                  (c) This Agreement constitutes the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, of the parties hereto relating to the subject matter hereof, and there are no additional written or oral terms or representations made by either party other than those contained herein.

                  (d) Except as otherwise expressly provided in this Agreement, no party may assign any rights or delegate any duties under this Agreement without the prior written consent of the other party. Any attempted assignment or delegation without the required consent shall be void.

                  (e) If any provision or clause of this Agreement or application thereof to any person or circumstances is held invalid or unlawful, such invalidity or unlawfulness shall not affect any other provision or clause of this Agreement or application thereof which can be given effect without the invalid or unlawful provision, clause or application.

                  (f) Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by first-class mail, postage prepaid, to the parties at the addresses set forth in the introductory paragraph of this Agreement. Any party to this Agreement may change their address for notices by notice given pursuant to the provisions of this
Section 16(f).

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

                  (g) This Agreement and the rights and obligations of the parties hereto shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                  (h) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement. Copies of this Agreement, including facsimile copies, may be used in lieu of the originals for all purposes. If a party signs this Agreement and then transmits an electronic facsimile of the signature page to any other party, that party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

                  (i) All exhibits and recitals included in this Agreement are an integral part of this Agreement. They are incorporated in this Agreement by this reference as though at this point set forth in full.

                  (j) Except as set forth in Sections 12 and 16(g) hereof, the parties do not intend the benefits of this Agreement to inure to any person or entity not a party to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, or any conduct or course of conduct by either party before or after execution of this Agreement, this Agreement shall not be construed as creating any right, claim or cause of action against either party by any person or entity not a party to this Agreement.

                  (k) The parties hereto will, whenever and as often as they shall reasonably be requested to do so by any other party execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, any and all such further instruments or further assurances, approvals, consents and documents as may be reasonably necessary, and to do any and all other acts as may be required to carry out the intent and purpose of this Agreement.

                  (l) Time is of the essence of this Agreement.

                  (m) For purposes of this Agreement, the Company shall mean Protocall Technologies Incorporated, a Nevada corporation, and any of its direct and indirect subsidiaries and affiliates, as well as its predecessors and successors.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have set their hands hereunto as of the date first above written.

                                    PROTOCALL TECHNOLOGIES INCORPORATED


                                    By: /s/ Donald J. Hoffmann
                                        ----------------------------------------
                                        Name:  Donald J. Hoffmann
                                        Title: Chief Operations Officer


                                    /s/ Bruce Newman
                                    --------------------------------------------
                                    Bruce Newman

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                                    EXHIBIT A

                               FORM OF RESIGNATION

June 10, 2005

Board of Directors
Protocall Technologies Incorporated
47 Mall Drive
Commack, New York 11725

Gentlemen:

                  I hereby resign as the President and Chief Executive Officer of, and from any and all other corporate positions and offices which I hold in, Protocall Technologies Incorporated (the "Company") and any and all of its subsidiaries effective as of June 10, 2005, and I hereby resign as a director of the Company effective as of July 1, 2005.

                                          Very truly yours,



                                          Bruce Newman

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                                    EXHIBIT B

                     OUTSTANDING STOCK OPTIONS OF CONSULTANT


       GRANT DATE          SHARES           EXPIRATION      EXERCISE PRICE
       ----------          ------           ----------      --------------

       1/29/2001           113,600          1/29/2008       $1.875
       1/29/2001             93,600         7/31/2007       $2.75
       7/31/2002           252,044          7/31/2007       $1.25
       12/31/2002           40,625          12/31/2007      $1.25
       3/31/2003            24,375          3/31/2008       $1.25
       6/30/2003            24,375          6/30/2008       $1.25
       9/30/2003            24,375          9/30/2008       $1.25
       12/31/2003           24,375          12/31/2008      $1.25
       1/31/2004             8,125          1/31/2009       $1.25
                          --------
                           605,494

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